EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Advanced Medical Optics, Inc.

Investors:

Sheree Aronson

(714) 247-8290

sheree.aronson@amo-inc.com

Media:

Steve Chesterman

(714) 247-8711

steve.chesterman@amo-inc.com

ADVANCED MEDICAL OPTICS ANNOUNCES

FOURTH-QUARTER AND FULL YEAR 2004 RESULTS

2004 Adjusted EPS Up 61% vs. 2003; Meeting Previous Company Guidance

(SANTA ANA, CA), February 8, 2005 – Advanced Medical Optics, Inc. (AMO) [NYSE: AVO], a global leader in ophthalmic surgical devices and eye care products, today announced financial results for the fourth quarter and full year of 2004 and the adoption of Emerging Issues Task Force (EITF) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share.”

Under generally accepted accounting principles (GAAP), net earnings for the fourth quarter were $10.1 million, or $0.26 per fully diluted share, compared to $9.7 million, or $0.28 per fully diluted share, in the same quarter one year ago. Adjusted net earnings for the quarter, which excludes non-GAAP adjustments itemized in the table below, were $22.0 million, or $0.55 per fully diluted share, compared to adjusted net earnings of $10.4 million, or $0.30 per fully diluted share, in the fourth quarter of 2003.

For the full year, the company recorded a GAAP loss of $129.4 million, or a loss of $3.89 per share, compared to GAAP net earnings of $10.4 million, or $0.35 per fully diluted share, for 2003. Adjusted net earnings for the year, which excludes non-GAAP adjustments itemized in the table below, were $46.4 million, or $1.24 per fully diluted share, compared to adjusted net earnings of $24.0 million, or $0.77 per fully diluted share, in 2003.

Net revenue for the fourth quarter rose 34.6 percent, including a 5.3 percent increase related to foreign currency, to $224.7 million, compared to the fourth quarter of 2003, reflecting continued growth in the company’s ophthalmic surgical and eye care franchises, and the benefits of the Pfizer acquisition. For 2004, net revenue was $742.1 million, compared to $601.5 million in 2003, representing a 23.4 percent increase, including a 6.2 percent increase related to foreign currency.

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AMO Announces Fourth Quarter and Year-End Results – Page 2

“Throughout 2004 our focused strategy continued to transform AMO into a stronger global enterprise capable of delivering sustained growth,” said Jim Mazzo, president and chief executive officer. “Our 2004 sales and operating results demonstrate that our strategy is working. We acquired and integrated the Pfizer ophthalmic surgical business, while delivering a broad set of technologically superior products that improve practitioner productivity and patient outcomes. We also continued to streamline our global operations to improve productivity and profitability and remained on track to execute our comprehensive eye care manufacturing strategy by mid 2005. Building on our momentum in 2004, we expect our planned acquisition of VISX to further expand growth and position AMO as a powerful leader in the global medical technology marketplace.”

AMO announced in November 2004 that it had reached an agreement with VISX, Incorporated, the global leader in laser vision correction, to acquire the company for a combination of cash and stock. The transaction requires the approval of both companies’ shareholders. AMO continues to work toward closing the transaction in the first quarter of 2005.

As previously announced, AMO expects the transaction to be neutral to its 2005 earnings-per-share guidance of $1.65 to $1.75, and expects 2006 earnings per share to be in the range of $2.20 to $2.30. The company’s earnings-per-share guidance excludes any charges associated with the VISX acquisition, option expensing or the unrealized gains or losses on derivative instruments.

Ophthalmic Surgical

Ophthalmic surgical revenue grew 56.0 percent in the fourth quarter, including a 5.9 percent increase related to foreign currency, to $135.0 million, compared to $86.5 million in the year-ago quarter. Quarterly highlights included:

•	Total intraocular lens (IOL) sales rose 20.2 percent to $68.4 million, compared to $56.9 million in the fourth quarter of 2003. The increase reflects primarily the acquisition of the Pfizer ophthalmic surgical business and the strength of the company’s promoted IOL technologies, the Tecnis® and Sensar® lenses. The Tecnis® lens, which AMO acquired as part of the Pfizer ophthalmic surgical acquisition, has a proprietary modified prolate design that reduces spherical aberrations and improves contrast sensitivity. It is the only lens on the market with a unique FDA claim for improved functional vision. The Sensar® lens is AMO’s top selling IOL with a patented edge design to reduce halos, glare and the incidence of posterior capsular opacification.

•	Sales of viscoelastics rose more than nine-fold during the quarter to $37.1 million, compared to $4.0 million one year ago. This rise reflected the addition of the Healon® family of viscoelastics, which AMO acquired as part of the Pfizer transaction, as well as continued growth of AMO’s existing Vitrax® brand.

•	Sales of phacoemulsification products grew 4.4 percent during the quarter to $20.9 million, compared to $20.0 million one year ago. Growth was led by the company’s Sovereign® Compact™ system with WhiteStar™ technology, as well as recurring revenue from the consumable surgical packs used during every phacoemulsification procedure performed with an AMO machine.

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AMO Announces Fourth Quarter and Year-End Results – Page 3

For the full year 2004, ophthalmic surgical revenue grew 34.9 percent, including a 6.3 percent increase related to foreign currency, to $413.4 million, compared to $306.5 million in 2003.

Eye Care

Eye care revenue growth remained strong in the fourth quarter, rising 11.5 percent, including a 4.6 percent increase related to foreign currency, to $89.7 million, compared to $80.5 million in 2003’s fourth quarter.

Sales of the company’s flagship COMPLETE® branded product line were up 4.9 percent for the quarter and 17.6 percent for the full year. AMO’s COMPLETE® MoisturePLUS™, the first multipurpose solution with two artificial tear ingredients, is designed to alleviate discomfort and dryness for contact lens wearers.

For the full year 2004, eye care revenue grew 11.4 percent, including a 6.2 percent increase related to foreign currency, to $328.7 million, compared to $294.9 million in 2003.

Additional Operating Results

The following are additional operating highlights for the fourth quarter and full year of 2004. Please refer below to the itemized list and reconciliation of non-GAAP adjustments that impacted operating results during the period.

•	Gross profit for the fourth quarter of 2004 was $131.1 million and included a $14.1 million manufacturing profit capitalized in inventory and expensed related to the Pfizer ophthalmic surgical acquisition. In 2003’s fourth quarter, the company’s gross profit was $102.9 million. For 2004, the gross profit was $435.9 million and included a $28.1 million manufacturing profit capitalized in inventory and expensed related to the Pfizer ophthalmic surgical acquisition. In 2003, the company’s gross profit was $373.6 million. The year-over-year growth in gross profit reflected the increase in revenue and continued execution of the company’s manufacturing strategy. The adjusted gross profit margin for the fourth quarter of 2004, which excludes non-GAAP adjustments itemized in the table below, was 64.6 percent, compared to 61.6 percent in the same period last year. For the year, the adjusted gross profit margin, which excludes non-GAAP adjustments itemized in the table below, was 62.5 percent, compared to 62.1 percent in 2004.

•	Research and development expense in the fourth quarter of 2004 was $14.6 million, up 40 percent from $10.4 million in the same period last year. For 2004, R&D expense was $73.7 million and included a $28.1 million in-process R&D charge related to the Pfizer ophthalmic surgical acquisition. For 2003, the company recorded R&D expenses of $37.4 million.

•	SG&A expense for the fourth quarter was $92.6 million, or 41.2 percent of sales. In the fourth quarter of 2003, the company had SG&A expenses of $71.6 million, or 42.9 percent of sales. For 2004, SG&A expense stood at $329.2 million and included $2.3 million in certain charges related to the Pfizer ophthalmic surgical acquisition. SG&A expense for 2003 was $276.7 million.

•	Operating income for the fourth quarter was $23.9 million and included $14.1 million in certain charges related to the Pfizer ophthalmic surgical acquisition. In the fourth quarter of 2003, operating income was $20.9 million. For 2004, operating income was $33.0 million and included $58.5 million in certain charges related to the Pfizer ophthalmic surgical acquisition. In 2003, the company reported $59.5 million in operating income. The adjusted operating margin for the fourth quarter of 2004, which excludes non-GAAP adjustments itemized in the table below, was 16.9 percent, compared to 12.5 percent in the same period last year. For the year, the adjusted operating margin, which excludes non-GAAP adjustments itemized in the table below, was 12.3 percent, compared to 9.9 percent in 2003.

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AMO Announces Fourth Quarter and Year-End Results – Page 4

•	During the quarter, AMO reduced its total debt outstanding to $552.6 million, from $568.4 million at the end of the third quarter. This reduction reflects the repayment of a portion of the $250 million Term B loan and the exchange of approximately $4.8 million principal amount of 3.5 percent convertible bonds during the quarter.

Adoption of EITF 04-8

The company adopted EITF Issue No. 04-8 with respect to its 3.5 percent convertible senior subordinated notes issued June 24, 2003. Under EITF 04-8, these securities must be included in the diluted EPS calculation retroactively to the date of issue.

Adoption of EITF 04-8 had the effect of reducing AMO’s adjusted diluted earnings per share for the first quarter of 2004 by $0.01, thus reducing its full-year 2004 adjusted diluted earnings per share by $0.01, to $1.24. Adoption of EITF 04-8 also resulted in a $0.03 reduction to the company’s 2003 adjusted earnings per share.

Under EITF 04-8, AMO’s 2.5 percent convertible senior subordinated notes issued on June 22, 2004 do not impact 2004 adjusted diluted earnings per share because the company has irrevocably elected to settle the principal amount of the notes in cash. Therefore, any future dilutive effect of the 2.5 percent notes will be calculated under the net share settlement method.

Live Webcast & Audio Replay

AMO will host a live Web cast to discuss fourth quarter and full year results, and future expectations today at 10:00 a.m. EST. To participate, visit the company’s Investors/Media site at www.amo-inc.com. Audio replay will be available at approximately noon EST today and will continue through midnight EST on Tuesday, February 15, at 800-642-1687 (Passcode 3719440) or by visiting www.amo-inc.com.

GAAP to Non-GAAP Reconciliation

Our disclosure of gross profit margin, operating income, operating margin, net earnings (loss) and net earnings (loss) per share for the quarter and year ended December 31, 2004 and our disclosure of net earnings and net earnings per share for the quarter and year ended December 31, 2003 contained in this news release were prepared in accordance with GAAP and is accompanied by disclosures that are not prepared in conformity with GAAP. These non-GAAP disclosures are adjusted for certain non-GAAP adjustments contained in the GAAP presentations. Management uses each of adjusted gross profit margin, operating income, operating margin, net earnings and net earnings per share to conduct a more meaningful, consistent comparison of the company’s operating results for the periods presented on a basis consistent with management’s means of evaluating operating performance, and to provide investors additional information that allows them to reasonably set their own expectations as to the future performance of the Company and also to determine how the Company’s current performance compared to their own expectations. Additionally, adjusted gross profit margin, operating income, operating margin and earnings are the primary indicators management uses for planning and forecasting in future periods. The majority of the non-GAAP adjustments are related to specific events the timing of which are not under the direct control of management’s operating team which limit the Company’s ability to include them in the annual budgeting or forecasting process. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

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AMO Announces Fourth Quarter and Year-End Results – Page 5

Manufacturing Profit Capitalized and Expensed: The Company incurred manufacturing profit capitalized in inventory and expensed during 2004 as a result of purchase accounting applied to the acquisition of the Pfizer ophthalmic surgical business. The effect of this amount was an increase to cost of sales and a reduction of the Company’s gross profit margin. The amount was excluded from the non-GAAP gross profit as it related solely to the acquisition of the Pfizer products. In evaluating the overall operating cost of sales and gross profit performance, management excluded this item as it was not reflective of the gross profit expected in the future nor did it provide a meaningful evaluation of current versus past performance. The adjusted gross profit margin provides investors a more meaningful comparison of the historical gross profit margin to their internally developed expectations for the Company. Given the unusual nature of this item relative to the operating results for the period presented, this item has been excluded from the non-GAAP disclosure.

Distributor Termination: The Company incurred a charge to terminate a distributor contract following the decision to move to a direct sales model in Belgium as a result of the acquisition of the Pfizer ophthalmic surgical business. As a direct result of the Pfizer acquisition, the Company terminated the distributor contract in Belgium. This had the effect of increasing the selling expenses in 2004. In management’s evaluation of the business performance, this item was not included as it did not relate to the performance of the individual business units responsible for controlling and monitoring the selling costs. Management believes this adjustment to operating income is useful to investors because this cost was also not indicative of the level of selling costs to be incurred in fiscal year 2005. Accordingly, the amount was excluded in order to enable investors to evaluate the current performance compared to the past, which would then assist investors in their evaluation of the past performance as well as assist in the development of future expectations. Given the unusual nature of this item relative to the operating results for the period presented, this item has been excluded from the non-GAAP disclosure.

Severance: The Company incurred a charge related to severance paid to certain AMO employees upon completion of the Pfizer acquisition. As a direct result of the Pfizer acquisition, the Company terminated certain AMO employees that were made redundant. This had the effect of increasing the selling expenses in 2004. In management’s evaluation of the business performance, this item was not included in operating income as it did not relate to the performance of the individual business units responsible for controlling and monitoring the selling costs. Management believes this adjustment to operating income is useful to investors because this cost was also not indicative of the level of selling costs to be incurred in fiscal year 2005. Accordingly, the amount was excluded in order to evaluate the current performance compared to the past, which would then assist investors in their evaluation of the past performance as well as assist in the development of future expectations. Given the unusual nature of this expense relative to the operating results for the period presented, this expense has been excluded from the non-GAAP disclosure.

In-process R&D: The Company incurred a charge associated with in-process R&D expenses as a result of purchase accounting applied to the acquisition of the Pfizer ophthalmic surgical business. The in-process research and development charge was excluded from the 2004 results as it represents an amount that was not budgeted or forecasted as part of the Company’s operating results and was directly related to the Pfizer acquisition. Due to the method of determining this amount, it is not possible for the Company to predict such an amount when preparing annual forecasts upon which to evaluate its results. Management believes this adjustment to operating income is useful to investors because otherwise the GAAP measure is not an amount that is indicative of the Company’s current research and development spending and excluding this item assists investors in evaluating actual research and development spending as well as assist in the development of future expectations. Given the unusual nature of this item relative to the operating results for the period presented, this item has been excluded from the non-GAAP disclosure.

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AMO Announces Fourth Quarter and Year-End Results – Page 6

Recapitalization and Debt Retirement: The Company incurred charges and costs associated with the prepayment of a Japan term loan, prepayment of $55.0 million of the Term B loan and the exchange for stock and cash of approximately $131.4 million in aggregate principal amount of its 3.5 percent convertible senior subordinated notes in 2004 and charges and costs associated with the prepayment of a term loan and the repurchase of $130.0 million of 9.25 percent senior subordinated notes in June 2003. In order to effect the acquisition of the Pfizer ophthalmic surgical business, the Company underwent a recapitalization of its capital structure. This resulted in significant cash and non-cash charges to expense that were not forecasted in management’s preparation of its budget and forecasts. The Company believes these adjustments to net earnings (loss) are useful to investors because these charges were not indicative of the cost of capital that the Company had previously incurred or were reasonably expected to incur in the future. By excluding these amounts, the Company is able to compare its current and ongoing cost of capital to budgeted and forecasted amounts. This also provides investors a means of evaluating the expectations that they may have developed in evaluating the Company’s annual performance. Given the unusual nature of these expenses relative to the operating results for the period presented, these results have been excluded from the non-GAAP disclosure.

Derivative Instruments: The Company recorded an unrealized loss related to foreign currency fluctuations on currency derivatives in 2003 and 2004. Due to the unpredictability of foreign currency fluctuations and the value of future foreign currency derivatives at a point in time, management does not budget or forecast unrealized gains or losses on currency derivatives. This loss was excluded from the non-GAAP disclosure in order to measure and compare the company’s regional and global performance absent the impact of foreign currency fluctuations on currency derivatives due to the unpredictability of foreign currency fluctuations. The Company believes this adjustment to net earnings (loss) is useful to investors because without the adjustment, the impact of foreign currency fluctuations, given its unpredictable nature and inability of the Company to influence it, could distort the Company’s performance.

Our guidance for earnings per share for 2005 and 2006 is provided on a non-GAAP basis. The company’s earnings-per-share guidance excludes any charges associated with the VISX acquisition, option expensing or the unrealized gains or losses on derivative instruments. The company believes this presentation is useful to investors to conduct a more meaningful, consistent comparison of the company’s ongoing operating results. The company is not able to provide a reconciliation of projected adjusted earnings per share to expected reported results due to the unknown effect and potential significance of option expensing, foreign currency fluctuations on the fair value of its currency derivatives and unknown transaction costs.

About Advanced Medical Optics

Advanced Medical Optics, Inc. (AMO) is a global leader in the development, manufacturing and marketing of ophthalmic surgical and eye care products. The company focuses on developing a broad suite of innovative technologies and devices to address a wide range of eye disorders. Products in the ophthalmic surgical line include intraocular lenses, phacoemulsification systems, viscoelastics, microkeratomes and related products used in cataract and refractive surgery. AMO owns or has the rights to such ophthalmic surgical product brands as Phacoflex®, Clariflex®, Array®, Sensar®, CeeOn®, Tecnis® and Verisyse™ intraocular lenses, Sovereign® and Sovereign® Compact™ phacoemulsification systems with WhiteStar™ technology, Amadeus™ and Amadeus™ II microkeratomes, Healon® and Vitrax® viscoelastics, and the Baerveldt® glaucoma shunt. Products in the contact lens care line include disinfecting solutions, daily cleaners, enzymatic cleaners and lens rewetting drops. Among the contact lens care product brands the company possesses are COMPLETE® Moisture PLUS™, COMPLETE® Blink-N-Clean®, Consept®F, Consept® 1 Step, Oxysept® 1 Step, UltraCare®, Ultrazyme®, Total Care® and blinkTM branded products. Amadeus is a licensed product of, and a trademark of, SIS, Ltd. AMO is based in Santa Ana, California, and employs approximately 2,800 worldwide. The company has operations in about 20 countries and markets products in approximately 60 countries. For more information, visit the company’s Web site at www.amo-inc.com.

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AMO Announces Fourth Quarter and Year-End Results – Page 7

Forward-Looking Statements

This press release contains forward-looking statements and forecasts about AMO and its businesses, such as management’s revenue and earnings estimates for 2005 and 2006. Because forecasts are inherently estimates that cannot be made with precision, the company’s performance may at times differ from its estimates and targets. The company often does not know what the actual results will be until after a quarter’s end. Therefore, the company will not report or comment on its progress during the quarter. Any statement made by others with respect to progress mid-quarter cannot be attributed to the company.

Statements in this press release regarding financial guidance and the VISX transaction, Mr. Mazzo’s statements and any other statements in this press release that refer to AMO’s estimated or anticipated future results, are forward-looking statements. All forward-looking statements in this press release reflect AMO’s current analysis of existing trends and information and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting AMO’s businesses including but not limited to uncertainties associated with receiving necessary approvals and meeting conditions necessary to close the VISX transaction within the first quarter of 2005 if at all, risks associated with the integration and operation of the acquired businesses, and changing competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives and alliances; AMO’s ability to maintain a sufficient supply of products and successfully transition its manufacturing of products previously supplied by Allergan; product liability claims or quality issues; litigation; and the uncertainties associated with intellectual property protection for the company’s products. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect AMO’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO. AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting AMO and its Businesses” in AMO’s 2003 Form 10-K and Form 10-Q filed in November 2004 include information concerning these and other risk factors. Copies of press releases and additional information about AMO are available at www.amo-inc.com, or you can contact the AMO Investor Relations Department by calling 714-247-8348.

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Advanced Medical Optics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			Year Ended
(in thousands, except per share amounts)	December 31, 2004	December 31, 2003		December 31, 2004	December 31, 2003
Net sales:
Ophthalmic surgical	$134,992	$86,526		$413,422	$306,508
Eye care	89,693	80,463		328,677	294,945

	224,685	166,989		742,099	601,453

Cost of sales	93,586	64,049		306,164	227,811

Gross profit	131,099	102,940		435,935	373,642

Selling, general and administrative	92,577	71,588		329,197	276,695
Research and development	14,574	10,417		73,716	37,413

Operating income	23,948	20,935		33,022	59,534

Non-operating expense (income):
Interest expense	7,606	3,782		26,933	24,224
Unrealized loss on derivative instruments	1,233	305		403	246
Other, net	(1,075)	641		126,902	17,802

	7,764	4,728		154,238	42,272

Earnings (loss) before income taxes	16,184	16,207		(121,216)	17,262
Provision for income taxes	6,051	6,462		8,154	6,905

Net earnings (loss)	$10,133	$9,745		$(129,370)	$10,357

Net basic earnings (loss) per share	$0.28	$0.33		$(3.89)	$0.36

Net diluted earnings (loss) per share	$0.26	$0.28	(A)	$(3.89)	$0.35	(B)

Weighted average number of shares outstanding:
Basic	36,828	29,340		33,284	29,062
Diluted	39,721	37,551		33,284	29,644

(A)	Includes the after-tax impact of $74 and $889 of interest expense on the 3.5% convertible notes for the three months ended December 31, 2004 and 2003, respectively.
(B)	Excludes the impact of the 3.5% convertible notes as the effect would be anti-dilutive.

Advanced Medical Optics, Inc.

Global Sales

(Unaudited)

(USD in thousands)

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Geographic sales:
Americas	$64,605	$47,207	$217,583	$178,387
Europe/Africa/Middle East	82,389	60,614	263,723	212,096
Japan	56,664	45,019	191,535	164,113
Asia Pacific	21,027	14,149	69,258	46,857

	$224,685	$166,989	$742,099	$601,453

Product sales:
Ophthalmic surgical:
Intraocular lenses (A)	$68,360	$56,860	$234,512	$205,128
Viscoelastics (B)	37,147	4,005	74,283	15,233
Phacoemulsification products	20,888	20,005	75,172	65,428
Other (C)	8,597	5,656	29,455	20,719

Total Ophthalmic surgical	134,992	86,526	413,422	306,508

Eye care:
Multi-purpose solutions	44,843	36,839	156,809	137,506
Hydrogen-peroxide solutions	26,338	26,838	101,900	94,415
Other	18,512	16,786	69,968	63,024

Total Eye care	89,693	80,463	328,677	294,945

	$224,685	$166,989	$742,099	$601,453

(A)	Includes acquired Pfizer IOL sales of $9,240 and $16,072 in the three months and year ended December 31, 2004, respectively.
(B)	Includes Healon sales of $33,001 and $57,437 in the three months and year ended December 31, 2004, respectively.
(C)	Includes Baerveldt shunt sales of $1,268 and $2,272 in the three months and year ended December 31, 2004, respectively.

	Three Months Ended		% Growth	% Exchange Impact
	December 31, 2004	December 31, 2003
Net sales:
Ophthalmic surgical	$134,992	$86,526	56.0%	5.9%
Eye care	89,693	80,463	11.5%	4.6%

	$224,685	$166,989	34.6%	5.3%

	Year Ended		% Growth	% Exchange Impact
	December 31, 2004	December 31, 2003
Net sales:
Ophthalmic surgical	$413,422	$306,508	34.9%	6.3%
Eye care	328,677	294,945	11.4%	6.2%

	$742,099	$601,453	23.4%	6.2%

Unaudited Reconciliation of GAAP to Non-GAAP Information

Quarter Ended December 31, 2004

				Non-GAAP Adjustments
(in thousands, except per share amounts)	Q4 2004 GAAP		% of Net Sales	Manufacturing Profit Expensed	% of Net Sales	Write-off of Debt Issuance Costs	Unrealized Loss on Derivative Instruments	Charge on Convertible Note Exchanges	Q4 2004 Adjusted		% of Net Sales
Net sales:
Ophthalmic surgical	$134,992			$—		$—	$—	$—	$134,992
Eye care	89,693								89,693

	224,685								224,685

Cost of sales	93,586			(14,064)					79,522

Gross profit	131,099		58.3%	14,064	6.3%				145,163		64.6%
Selling, general and administrative	92,577								92,577
Research and development	14,574								14,574

Operating income	23,948		10.7%	14,064	6.3%				38,012		16.9%

Non-operating expense (income):
Interest expense	7,606					(1,345)			6,261
Unrealized loss on derivative instruments	1,233						(1,233)		—
Other, net	(1,075)							(973)	(2,048)

	7,764			—		(1,345)	(1,233)	(973)	4,213

Earnings before income taxes	16,184			14,064		1,345	1,233	973	33,799
Provision for income taxes	6,051			4,748		538	493	—	11,830

Net earnings	$10,133			$9,316		$807	$740	$973	$21,969

Net basic earnings per share	$0.28								$0.60

Net diluted earnings per share	$0.26	(A)							$0.55	(A)

Weighted average number of shares outstanding:
Basic	36,828								36,828
Diluted	39,721								39,721

(A)	Includes the after-tax impact of $74 of interest expense on the 3.5% convertible notes.

Unaudited Reconciliation of GAAP to Non-GAAP Information

Quarter Ended December 31, 2003

				Non-GAAP Adjustments
(in thousands, except per share amounts)	Q4 2003 GAAP		% of Net Sales	Unrealized Loss on Derivative Instruments	Q4 2003 Adjusted		% of Net Sales
Net sales:
Ophthalmic surgical	$86,526			$—	$86,526
Eye care	80,463				80,463

	166,989				166,989

Cost of sales	64,049				64,049

Gross profit	102,940		61.6%		102,940		61.6%

Selling, general and administrative	71,588				71,588
Research and development	10,417				10,417

Operating income	20,935		12.5%		20,935		12.5%

Non-operating expense (income):
Interest expense	3,782				3,782
Unrealized loss on derivative instruments	305			(305)	—
Other, net	641				641

	4,728			(305)	4,423

Earnings before income taxes	16,207			305	16,512
Provision for income taxes	6,462			(327)	6,135

Net earnings	$9,745			$632	$10,377

Net basic earnings per share	$0.33				$0.35

Net diluted earnings per share	$0.28	(A)			$0.30	(A)

Weighted average number of shares outstanding:
Basic	29,340				29,340
Diluted	37,551				37,551

(A)	Includes the after-tax impact of $889 of interest expense on the 3.5% convertible notes.

Unaudited Reconciliation of GAAP to Non-GAAP Information

Year Ended December 31, 2004

				Non-GAAP Adjustments
(in thousands, except per share amounts)	2004 GAAP		% of Net Sales	Manufacturing Profit Expensed	% of Net Sales	Distributor Termination Charge	% of Net Sales	AMO Severance	% of Net Sales	IPR&D	% of Net Sales	Write-off of Debt Issuance Costs	Unrealized Loss on Derivative Instruments	Charge on Convertible Note Exchanges	2004 Adjusted		% of Net Sales
Net sales:
Ophthalmic surgical	$413,422			$—		$—		$—		$—		$—	$—	$—	$413,422
Eye care	328,677														328,677

	742,099														742,099

Cost of sales	306,164			(28,128)											278,036

Gross profit	435,935		58.7%	28,128	3.8%										464,063		62.5%

Selling, general and administrative	329,197					(1,585)		(734)							326,878
Research and development	73,716									(28,100)					45,616

Operating income	33,022		4.4%	28,128	3.8%	1,585	0.2%	734	0.1%	28,100	3.8%				91,569		12.3%

Non-operating expense (income):
Interest expense	26,933											(6,500)			20,433
Unrealized loss on derivative instruments	403												(403)		—
Other, net	126,902													(127,175)	(273)

	154,238			—		—		—		—		(6,500)	(403)	(127,175)	20,160

Earnings (loss) before income taxes	(121,216)			28,128		1,585		734		28,100		6,500	403	127,175	71,409
Provision for income taxes	8,154			9,006		539		176		—		2,600	161	4,357	24,993

Net earnings (loss)	$(129,370)			$19,122		$1,046		$558		$28,100		$3,900	$242	$122,818	$46,416

Net basic earnings (loss) per share	$(3.89)														$1.39

Net diluted earnings (loss) per share	$(3.89	)(A)													$1.24	(B)

Weighted average number of shares outstanding:
Basic	33,284														33,284
Diluted	33,284														38,968	(C)

(A)	Excludes the impact of the 3.5% convertible notes as the effect would be anti-dilutive.
(B)	Includes the after-tax impact of $2,008 of interest expense on the 3.5% convertible notes.
(C)	Includes the aggregate dilutive effect of approximately 5.7 million shares for stock options and the 3.5% convertible notes.

Unaudited Reconciliation of GAAP to Non-GAAP Information

Year Ended December 31, 2003

				Non-GAAP Adjustments
(in thousands, except per share amounts)	2003 GAAP		% of Net Sales	Write-off of Debt Issuance Costs	Unrealized Loss on Derivative Instruments	Debt Retirement Charges	2003 Adjusted		% of Net Sales
Net sales:
Ophthalmic surgical	$306,508			$—	$—	$—	$306,508
Eye care	294,945						294,945

	601,453						601,453
Cost of sales	227,811						227,811

Gross profit	373,642		62.1%				373,642		62.1%

Selling, general and administrative	276,695						276,695
Research and development	37,413						37,413

Operating income	59,534		9.9%				59,534		9.9%

Non-operating expense (income):
Interest expense	24,224			(5,752)			18,472
Unrealized loss on derivative instruments	246				(246)		—
Other, net	17,802					(16,754)	1,048

	42,272			(5,752)	(246)	(16,754)	19,520

Earnings before income taxes	17,262			5,752	246	16,754	40,014
Provision for income taxes	6,905			2,301	98	6,702	16,006

Net earnings	$10,357			$3,451	$148	$10,052	$24,008

Net basic earnings per share	$0.36						$0.83

Net diluted earnings per share	$0.35	(A)					$0.77	(B)

Weighted average number of shares outstanding:
Basic	29,062						29,062
Diluted	29,644						33,548	(C)

(A)	Excludes the impact of the 3.5% convertible notes as the effect would be anti-dilutive.
(B)	Includes the after-tax impact of $1,765 of interest expense on the 3.5% convertible notes.
(C)	Includes the aggregate dilutive effect of approximately 4.5 million shares for stock options and the 3.5% convertible notes.

Advanced Medical Optics, Inc.

Other Financial Information

(Unaudited)

(USD in thousands)

	December 31, 2004	December 31, 2003
Cash and equivalents	$49,455	$46,104
Trade receivables, net	189,465	130,423
Inventories	85,030	41,596
Working capital, excluding cash	133,447	91,087
Long-term debt, aggregate principal amount	552,593	233,283

	Three Months Ended
	December 31, 2004	December 31, 2003
Depreciation and amortization	$8,648	$3,929
Capital expenditures	11,824	8,558

	Year Ended
	December 31, 2004	December 31, 2003
Depreciation and amortization	$23,616	$15,547
Capital expenditures, excluding acquisitions	26,685	20,250